PURCHASE AND CONTRIBUTION AGREEMENT
                           (SELLER PURCHASE AGREEMENT)

                         Dated as of September 30, 1997

                                     between

                   J. G. WENTWORTH S.S.C. LIMITED PARTNERSHIP

                                  as the Seller


                                       and


                       J. G. WENTWORTH RECEIVABLES II LLC

                                as the Purchaser

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

1.01.  Certain Definitions.....................................................2
1.02.  Accounting Terms........................................................7
1.03.  Other Terms.............................................................7
1.04.  Computation of Time Periods.............................................8

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

2.01.  Purchases of Receivables; Agreement to Purchase.........................8
2.02.  Payment for the Purchases..............................................10
2.03.  Payments and Computations, Etc.........................................11
2.04.  Transfer of Records to the Purchaser...................................12

                                   ARTICLE III
                              CONDITIONS PRECEDENT

3.01.  Conditions Precedent to Agreement......................................13
3.02.  Conditions Precedent to Ongoing Purchases..............................14
3.03.  Effect of Payment of Purchase Price and/or Contribution................14

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.01.  Representations and Warranties of the Seller...........................14
4.02.  Representations and Warranties of the Seller Relating to
         the Receivables......................................................17
4.03.  Representations and Warranties of the Purchaser........................18

                                    ARTICLE V
                         GENERAL COVENANTS OF THE SELLER

5.01.  Affirmative Covenants of the Seller....................................19
5.02.  Negative Covenants of the Seller.......................................22

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

6.01.  Collection of Receivables..............................................25
6.02.  Servicing of Receivables...............................................26
6.03.  Responsibilities of the Seller.........................................26
6.04.  Further Action Evidencing Purchases....................................27

                                   ARTICLE VII

                                 INDEMNIFICATION

7.01.  Indemnities by the Seller..............................................27

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.01.  Waivers; Amendments....................................................30
8.02.  Notices................................................................30
8.03.  Effectiveness; Binding Effect; Assignability...........................30
8.04.  GOVERNING LAW; WAIVER OF JURY TRIAL....................................31
8.05.  Costs and Expenses.....................................................32
8.06.  Execution in Counterparts; Severability................................32
8.07.  Purchase Termination...................................................32
8.08.  No Proceedings.........................................................32
8.09.  Entire Agreement.......................................................33
8.10.  Limitations on Liability...............................................33


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                             EXHIBITS AND SCHEDULES

Exhibit A     -  Form of Subordinated Intercompany Revolving Loan Note
Exhibit B     -  Form of Seller Transfer Report
Exhibit C     -  List of Closing Documents

Schedule I    -  Addresses and Locations of Books and Records of the Seller
Schedule II   -  ERISA Matters
Schedule III  -  Lock-Box Banks; Lock-Box Accounts; Lock-Box Numbers;
                 Deposit Account Banks; Deposit Account Numbers


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

                       PURCHASE AND CONTRIBUTION AGREEMENT
                           (SELLER PURCHASE AGREEMENT)
                         Dated as of September 30, 1997

            This PURCHASE AND CONTRIBUTION AGREEMENT (the "Agreement"), dated as of September 30, 1997, is made by and between J.G. WENTWORTH S.S.C. LIMITED PARTNERSHIP, a Delaware limited partnership (the "Seller"), and J.G. WENTWORTH RECEIVABLES II LLC, a Delaware limited liability company (the "Purchaser").

                                   WITNESSETH:

            WHEREAS, the Seller has purchased, and from time to time hereafter may purchase, "Settlements" (or portions thereof) from various "Claimants" pursuant to various "Settlement Agreements" (each as defined in the Indenture referred to below) between the Seller and each such Claimant;

            WHEREAS, the Seller may from time to time desire to sell, transfer or otherwise convey to the Purchaser, and the Purchaser may from time to time desire to purchase or otherwise acquire or accept from the Seller, all of the Seller's right, title and interest in the Receivables relating to certain such Settlements (or portions thereof) now owned or hereafter acquired by the Seller, in each case, on the terms and conditions provided herein; and

            WHEREAS, in order to finance purchases of Receivables and the Related Assets relating thereto, the Purchaser, as successor to the Seller by assignment, has entered into that certain Amended and Restated Credit Agreement, dated as of February 11, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Purchaser (as successor to the Seller by assignment), the lenders from time to time parties thereto (the "Lenders"), ING (U.S.) Capital Corporation, as a Lender and as contractual representative (the "Agent") on behalf of itself and the other Lenders, and PNC Bank, National Association, as a Lender and as servicing agent (the "Servicing Agent"), pursuant to which the Lenders, the Agent and the Servicing Agent from time to time may make advances and other financial accommodations for the benefit of the Purchaser secured by specified Receivables and the Related Assets related thereto;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


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

                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.01. Certain Definitions. For all purposes of this

Agreement, as used in this Agreement (including in the recitals hereto), the following terms shall have the following meanings:

            "Aggregate Discounted Receivables Balance" means, for purposes of this Agreement with respect to any designated group of Receivables, at any time, the sum at such time of the respective Discounted Receivables Balances of such Receivables.

            "Annuity Contract" means an annuity contract issued to fund the obligations of an Obligor under a Settlement Agreement, including, without limitation, a Qualified Annuity Contract.

            "Applicable Discount Rate" means, with respect to any Receivable, the "Discount Rate" specified in the applicable Seller Transfer Report.

            "Assumption Agreement" means that certain Assumption Agreement and Amendment No. 2 to the Credit Agreement dated as of even date herewith by and among the Seller, the Purchaser and the Lenders.

            "Business Day" means any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York or Philadelphia, Pennsylvania are authorized or obligated by law, executive order or governmental decree to be closed; provided, however, that as it relates to any specific Series, the term "Business Day" may have such other meaning, if any, as may be specified in the related Supplement.

            "Claimant" means any Person (or such Person's heir) entitled to receive the Settlement under the terms of a Settlement Agreement.

            "Closing Date" means September 30, 1997.

            "Collateral Trustee" means the Person acting in such capacity under the Intercreditor Agreement.

            "Collections" means all cash payments by or on behalf of the Obligors (including, without limitation, pursuant to any "Annuity Contract" (as defined in the Credit Agreement)) in respect of the Receivables or the Related Property relating thereto, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment (including, without


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

limitation, from the Seller in connection with any repurchase of any such Receivables from the Purchaser pursuant hereto).

            "Collection Date" means that date following the Purchase Termination Date upon which the Aggregate Discounted Receivables Balance of the Receivables transferred to the Purchaser hereunder has been reduced to zero.

            "Contributed Assets" has the meaning assigned to it in Section 2.01(a).


            "Cut-Off Date" means, with respect to any Receivable described in any Seller Transfer Report, the date on which the Discounted Receivables Balance thereof was calculated for purposes of computing the Purchase Price under
Section 2.02(b).

            "Designated Supplement" has the meaning assigned to such term in the Issuer Purchase Agreement.

            "Discounted Receivables Balance" means, at any time with respect to any Receivable, the sum of (i) the discounted present values of the remaining Scheduled Payments due under such Receivable at such time discounted at the Purchase Discount Rate and (ii) the principal amount of any past due Scheduled Payments outstanding on such Receivable at such time.

            "Eligible Receivable" means, with respect to this Agreement, a Receivable which, as of the date of its sale or conveyance to the Purchaser by the Seller hereunder, would constitute an "Eligible Settlement" under and pursuant to the Revolving Credit Facility.

            "Governmental Authority" means any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

            "Indenture" means that certain Master Trust Indenture and Security Agreement dated as of September 30, 1997 by and among the Issuer, Wentworth, as the initial Master Servicer and PNC Bank, National Association, as trustee.

            "Intercreditor Agreement" means that certain Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of September 30, 1997, among the Agent, the Lenders, the Servicing Agent, PNC Bank, National Association, as servicing agent (the "Servicing Agent") and as a Lender, the Trustee, PNC Bank, National Association, as Collateral Trustee, the Issuer, the Seller, the Purchaser, the Master Servicer, J.G. Wentworth Receivables I LLC, as the Seller under the Pooling and Servicing Agreement, Wentworth, as initial Master Servicer under the Pooling and Servicing Agreement and the Indenture, and PNC Bank, National Association, as Trustee under the Pooling and Servicing Agreement and as Trustee under the


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

Indenture (as such intercreditor agreement may be amended, restated, supplemented or otherwise modified from time to time).

            "Issuer" means J.G. Wentworth Receivables, III LLC, a Delaware limited liability company.

            "Issuer Purchase Agreement" means that certain Purchase and Contribution Agreement as of even date herewith and between the Purchaser and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.


            "Material Adverse Effect" means, with respect to any Person, the occurrence or existence of any event or condition which has a material adverse effect (v) on such Person's ability to perform under the Operative Documents,
(w) on the businesses, properties or condition (financial or otherwise) of such Person, (x) on the ability of the Purchaser or any of its designees and/or assigns to enforce this Agreement or any of the other Operative Documents, (y) on the rights of the Purchaser or any of its designees and/or assigns in the Purchased Assets.

            "Noncomplying Receivable" shall mean any Receivable (i) which, as of the date of origination thereof, did not meet the criteria for an Eligible Receivable as of such date or (ii) as to which any representation or warranty, determined as of the date of origination thereof and made or deemed made by the Seller under Section 5.01(m), was materially incorrect .

            "Obligor" shall have the meaning set forth in the Indenture.

            "Operative Documents" shall mean this Agreement, the Credit Agreement, the "Security Agreement" as defined in the Credit Agreement, the Intercreditor Agreement, the Issuer Purchase Agreement, and any instruments, agreements or documents executed by or on behalf of the Seller in connection therewith.

            "Permitted Liens" shall mean with respect to any Receivable or the Related Asset relating thereto which are sold, transferred, contributed or otherwise conveyed to the Purchaser hereunder, "Liens" (as defined in the Credit Agreement) created under this Agreement in favor of the Purchaser or by the Purchaser under the Revolving Credit Facility in favor of the Agent or by the Purchaser under the Issuer Purchase Agreement in favor of the Issuer.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

            "Pooling and Servicing Agreement" shall mean that certain Pooling and Servicing Agreement, dated as of June 13, 1997 (as amended, restated, supplemented (including by way of any "Supplement" (as defined in the Pooling and Servicing Agreement thereto) or otherwise modified from time to time among J.G. Wentworth Receivables I LLC, as Seller, Wentworth, as


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

Master Servicer, and PNC Bank, National Association, as trustee for SSC Master Trust I (the "Trust").

            "Purchase" means, on any Purchase Date, the sale, assignment, contribution, transfer and/or other conveyance of any Receivable from the Seller to the Purchaser for which the Purchase Price has not been previously paid (including by increasing the outstanding balance of the Subordinated Intercompany Revolving Loan Note) and which have not previously been sold, assigned, contributed, transferred or otherwise conveyed to the Purchaser by the Seller, in either case, in accordance with the terms of Sections 2.01 and 2.02 hereof; and "Purchased" means the past tense of Purchase.

            "Purchase Date" means, with respect to any Receivable, the date such Receivable is Purchased by the Purchaser.

            "Purchase Discount Rate" means, with respect to any Receivable, a per annum rate equal to the Applicable Discount Rate for such Receivable, which rate shall be specified in the Seller Transfer Report; it being understood and agreed that such rate may be determined as a weighted average which may apply to all Receivables being Purchased on any given Purchase Date.

            "Purchase Price" has the meaning specified in Section 2.02(b) hereof.

            "Purchase Termination Date" means the earliest to occur of (i) the date upon which the Seller shall cease to sell Receivables to the Purchaser in accordance with the provisions of Section 8.07 of this Agreement, (ii) the date upon which the ability of the Seller to permit Purchases hereunder has been terminated (and cannot be reinstated) pursuant to Section 2.01(c), and (iii) or the date upon which the Seller breaches its repurchase or substitution obligation as set forth in Section 5.02(b).

            "Purchase Yield" means, with respect to any Receivable, the per annum discount rate, as calculated by the Seller on the date the Settlement underlying such Receivable was originally purchased by the Seller from the Claimant, at which the present value of all Scheduled Payments (or portions thereof) to be received by the Seller equals the sum of the purchase price paid by the Seller to the Claimant therefor plus the estimated closing costs and commissions incurred by the Seller and directly allocated to such Receivable in accordance with the Seller's customary past business practices.

            "Purchased Assets" shall mean all Receivables and Related Assets purchased hereunder pursuant to Section 2.01.

            "Qualified Annuity Contract" shall mean an Annuity Contract which qualifies as a "qualified funding asset" under Section 130(d) of the Internal Revenue Code.


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

            "Receivable" shall mean those Scheduled Payments (or portions thereof) due to a Claimant under a Settlement Agreement and the rights to which Scheduled Payments (or such portion thereof) have heretofore been or which are hereafter transferred by such Claimant to the Seller pursuant to a Settlement Purchase Agreement and by the Seller to the Purchaser pursuant to this Agreement, whether such Scheduled Payments (or such portions thereof) constitute accounts, general intangibles, investment property, chattel paper, instruments, documents, securities, cash, or any other kind of property.

            "Related Assets" has the meaning specified in Section 2.01(a) hereof.


            "Related Property" means with respect to any Receivable: all of the Seller's rights, title, interests, remedies, powers and privileges (a) under the Settlement Purchase Agreement pursuant to which such Receivable was purchased by the Seller and under the related "Power of Attorney" (as defined in the Indenture), (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, if any, whether pursuant to the Settlement Purchase Agreement related to such Receivable or otherwise, (c) under the "Back-up Servicing Agreement" (as defined in the Indenture), (d) all "Lock-Box Accounts" (as defined in the Indenture), lock-boxes and other bank accounts, in each case, into which (but only to the extent of) any Collections are deposited or concentrated; all monies and other items of payment therein (but only to the extent relating to the Receivables); and "Eligible Investments" (as defined in the Indenture) purchased with any of the foregoing funds and any investment income thereon, (e) all "Life Insurance Contracts" (as defined in the Indenture) relating to any "Non-Guaranteed Settlements" (as defined in the Indenture) or "Commutable Settlements" (as defined in the Indenture) included as a Receivable, (f) any interest rate hedging instruments or agreements entered into by the Seller in respect of any such Receivable, (g) any other agreements or arrangements of whatever character (including guaranties, letters of credit, annuity contracts (including, "Qualified Annuity Contracts") or other credit support from time to time supporting or securing payment of such Receivable whether pursuant to any related Settlement Agreement, "Qualified Assignment" (as defined in the Indenture), Qualified Annuity Contract, Settlement Purchase Agreement or any other agreement related to such Receivable or otherwise, (h) all UCC (financing statements filed by the Seller against the Claimants under such Receivable; and
(j) all "Records" (as defined in the Indenture) and all other instruments and rights relating to such Receivable.

            "Revolving Credit Facility" means the revolving credit facility evidenced by the Credit Agreement otherwise modified from time to time) and all documents, instruments and agreements executed and/or delivered in connection therewith.

            "Scheduled Payments" has the meaning assigned to such term in the Indenture and shall include, without limitation, all "Periodic Payments" as such term is defined in the Credit Agreement.

            "Seller Loans" has the meaning specified in Section 2.02(c) hereof.


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

            "Seller Transfer Report" means a report to be delivered by the Seller to the Purchaser and accepted by the Purchaser on each Purchase Date setting forth for each such Receivable so Purchased, the file number by which the company can identify the Claimant, the present and future values of the assigned Scheduled Payments, the "Annuity Provider" (as defined in the Indenture), if any, the Purchase Price thereof, the Purchase Discount Rate thereof, and the Designated Supplement, if any, under which such Receivable is intended to be an Eligible Receivable.

            "Series" means any Series of Notes issued under the Indenture.


            "Series Specific Lock-Box" has the meaning specified in Section 6.01(a) of the Issuer Purchase Agreement.

            "Series Specific Lock-Box Account" has the meaning specified in
Section 6.01(a) of the Issuer Purchase Agreement.

            "Subordinated Intercompany Revolving Loan Note" has the meaning specified in Section 2.02(d) hereof.

            "Subsequent Issuances" means any issuance by the Issuer of new "Notes" (as defined in the Indenture) on any date after the Closing Date.

            "Transferred Assets" has the meaning specified in Section 2.01(a).

            "Trustee" shall mean the "Trustee" under the Indenture.

            "UCC" shall mean the Uniform Commercial Code as amended from time to time, as in effect in any specified jurisdiction.

            "U.S. Dollars" or "Dollars" means dollars of the United States of America.

            "Wentworth" shall mean J.G. Wentworth & Company, Inc., a Pennsylvania corporation.

            SECTION 1.02. Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made, and all financial statements prepared, in accordance with GAAP.

            SECTION 1.03. Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

            SECTION 1.04. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

            SECTION 2.01. Purchases of Receivables; Agreement to Purchase. (a) Subject to the terms and conditions hereinafter set forth (including the conditions set forth in Article III), at any time prior to the Purchase Termination Date (provided such Purchases are permitted pursuant to Section 2.01(d) hereof) upon at least one Business Days' prior notice by the Seller to the Purchaser, the Purchaser shall purchase from the Seller, and the Seller shall sell, transfer, assign and otherwise convey to the Purchaser all of the Seller's right, title and interest in the Receivables described on the Seller Transfer Reports from time to time delivered by the Seller to the Purchaser on or prior to the proposed respective Purchase Dates therefor (as such dates shall be specified in such notices), in each case together with all of the Related Property relating to such Receivables and all Collections with respect to and other proceeds of such Receivables received on or after the applicable Cut-Off Date and "Related Security" (as defined in the Credit Agreement) (such Related Property, Collections and proceeds, collectively, the "Related Assets"); it being agreed that the first such Purchase Date shall be on the Closing Date (and the execution and delivery of this Agreement shall suffice as notice thereof by the Seller for purposes of this Agreement). On any Purchase Date on which the Seller and Purchaser agree to effect a sale or transfer of Receivables preceding the Purchase Termination Date, the Purchaser shall pay for the Purchases described in the preceding sentence no later than 5:00 p.m. (New York time) on such Purchase Date by making available to the Seller the payment of the Purchase Price in the manner required under Section 2.02. To the extent that any such Receivables and Related Assets shall have been or are to be contributed to the Purchaser's capital at or prior to such time in accordance with Section 2.02, the Purchaser shall increase the Seller's aggregate investment in the Purchaser accordingly in accordance with Delaware law. Prior to paying the Purchase Price hereunder, the Purchaser may request of the Seller, and the Seller shall deliver, such approvals, opinions, information, reports or documents as the Purchaser may reasonably request. As used in this Agreement, (i) the term "Purchased Assets" shall mean all Receivables which are paid for


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

through cash and/or Seller Loans under this Agreement and all Related Assets relating thereto, (ii) the term "Contributed Assets" shall mean all Receivables which are contributed to the Purchaser's capital and all Related Assets relating thereto and (iii) the term "Transferred Assets" shall mean, collectively, all Purchased Assets and all Contributed Assets.

            (b) It is the intention of the parties hereto that (i) each Purchase of Receivables and the associated Related Assets made hereunder shall constitute a "sale" from the Seller to the Purchaser and (ii) each contribution of Receivables and the associated Related Assets made hereunder shall constitute an absolute assignment or transfer from the Seller to the Purchaser, in each case, under applicable state law and Federal bankruptcy law, which sales are, in each case, absolute and irrevocable and provide the Purchaser with all indicia and rights of ownership of the Receivables and such Related Assets. Neither the Seller nor the Purchaser intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Purchaser to the Seller secured by such property. Except for certain indemnities pursuant to
Section 7.01, each sale or absolute transfer of Receivables and the associated Related Assets by the Seller to the Purchaser is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to the Purchaser for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale or absolute transfer does not constitute and is not intended to result in an assumption by the Purchaser or any assignee thereof of any obligation of the Seller or any other person to any Claimant, Obligor, or any other Person in connection with the Receivables, the Related Assets and/or the related Settlement Purchase Agreements, or any other obligations of the Seller thereunder or in connection therewith, other than to return (or provide for the return of) any Scheduled Payments (or any portion thereof) not covered under the Settlement Purchase Agreement and not sold or transferred to the Purchaser hereunder back to such Claimant (it being understood and agreed that the applicable "Master Servicer" (as defined in the Indenture) and/or the Collateral Trustee shall remit or cause to be remitted all amounts in respect of "Split Payments" (as defined in the Indenture) in accordance with Section 5.01(f)). In view of the intention of the parties hereto that the Purchases of Receivables and the associated Related Assets made hereunder shall constitute sales or absolute transfers of such Receivables and such Related Assets rather than a loan secured by such Receivables and such Related Assets, the Seller agrees to note on its financial statements and in its books and records that such Receivables and the associated Related Assets have been sold or transferred to the Purchaser and to respond to any inquiries made by third parties as to the ownership of such Receivables and such Related Assets so sold or transferred that such Receivables and such Related Assets have been sold or transferred to the Purchaser.

            (c) Notwithstanding any other provision of this Agreement to the contrary, the Purchaser shall not Purchase from the Seller nor shall the Seller sell or contribute to the Purchaser any Receivable from and after the time of any bankruptcy filing by or against the Seller or the Purchaser, provided, however, that should any such bankruptcy or insolvency proceeding instituted against the Seller (as distinguished from by the Seller) be withdrawn or dismissed prior to the occurrence of an "Event of Default" under the Credit Agreement, then the Purchaser shall be entitled to resume Purchasing Receivables from the Seller after the withdrawal or dismissal of such filing or proceeding.

            (d) If, notwithstanding the provisions of the immediately preceding clause (b), a court of competent jurisdiction were to hold that any Purchase of Receivables hereunder does not constitute a valid sale or transfer of the affected Receivables and the Related Assets as set forth above but instead constitutes a loan in the amount of the Purchase Price or otherwise of such Receivables, then this Agreement shall be deemed a present grant of a security interest (within the meaning of Articles 8 and 9 of the UCC as in effect in all applicable jurisdictions) in favor of the Purchaser in all of the Seller's rights, title and interest in, to and under the Transferred Assets to secure such loan in the amount of the Purchase Price (together with interest thereon to be computed at the Purchase Discount Rate) effective upon each such Purchase, and the Seller hereby grants such a security interest to the Purchaser in the Transferred Assets which are the subject of such Purchase, and this Agreement shall constitute a security agreement within the meaning of Article 8 and
Article 9 of the UCC of all applicable jurisdictions.

            SECTION 2.02. Payment for the Purchases. (a) Except as otherwise provided below in this Section 2.02, the Purchase Price for the Receivables sold by the Seller under this Agreement shall be payable in full in cash by the Purchaser to the Seller, in each case on the Purchase Date relating to such Purchase; provided, to the extent that the Purchaser has insufficient funds and availability under the Subordinated Intercompany Revolving Loan Note to pay the Purchase Price for any Receivables to be purchased by it on any date, such remaining portion of the Receivables of the Seller for which the Purchase Price has not been received (either in cash or by an increase to the Seller's Subordinated Intercompany Revolving Loan Note) shall be contributed to the capital of the Purchaser by the Seller; provided, however, that with respect to the Purchase made on the Closing Date, (i) $86,018,722.70 of the Purchase Price due on the Closing Date shall be paid by the Purchaser's assumption of outstanding debt under the Revolving Credit Facility and (ii) $2,391,093.86 of the Purchase Price due on the Closing Date shall be paid by the issuance of the Subordinated Intercompany Revolving Loan Note.

            (b) On each Purchase Date with respect to any Receivables being sold on such date, the Seller shall deliver to the Purchaser a Seller Transfer Report in the form of that attached hereto as Exhibit B. The Purchaser, if it agrees to purchase all such Receivables set forth on such report, shall signify its acceptance thereof by signing such report and returning a copy, as accepted, to the Seller on such date, together with payment of the aggregate Purchase Price for such Receivables, by no later than 5:00 p.m. (New York time) on such date. To the extent that the Purchaser disputes any of the information in such report with respect to any Receivable described therein, the Seller and the Purchaser shall reconcile such report as promptly as possible and if unable to reconcile and agree on the content of such report prior to 4:30 p.m. (New York time) on the proposed Purchase Date therefor, the Seller and the Purchaser shall exclude any Receivables therefrom until such report is acceptable to both parties (and such excluded Receivables shall be deemed not sold on such date). The aggregate Purchase Price (as hereinafter defined) payable on any Purchase Date shall be calculated to equal the sum of the respective Purchase Prices of the new Receivables noted on such Seller Transfer Report. The "Purchase Price" for any Receivable shall be equal to the Discounted Receivables Balance of such Receivable on such date as calculated without giving effect to any past due Scheduled Payments thereon which are outstanding on such date.


            (c) On each Business Day, to the extent that the Purchaser receives proceeds from any sale under the Issuer Purchase Agreement (including repayment of any intercompany notes issued thereunder) or has available funds under the Revolving Credit Facility, then the Purchaser shall remit such funds to the Seller in the following order of priority and application: first to pay the Purchase Price for any Receivables Purchased from the Seller on such Business Day to the extent it is a Purchase Date; and second to pay amounts owed by the Purchaser to the Seller under the Subordinated Intercompany Revolving Loan Notes described in Section 2.02(d) below. If, on any Purchase Date, the amount of cash available to pay for all Purchases of Receivables to be made on such date is less than the Purchase Price owing therefor, then the Purchaser shall, with notice to the Seller, pay such remaining part of the Purchase Price by borrowing a revolving loan (each a "Seller Loan") under its Subordinated Intercompany Revolving Loan Note issued in favor of the Seller, and the Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a Seller Loan in the amount so specified by the Purchaser; provided, however, that such Seller Loan shall be made to the Purchaser only to the extent that, at the time of such Seller Loan, or immediately thereafter and after giving effect to such Seller Loan, the Purchaser would, in the reasonable determination of the Purchaser, continue to be able to pay its debts as they become due.

            (d) The Seller Loans shall be subordinated to the prior right and payment in full of all amounts required to be paid by the Purchaser under the Issuer Purchase Agreement and any other "Indebtedness" (as defined in the Credit Agreement) of the Purchaser which is specified in any document relating thereto as having priority over the Seller Loans. The Seller Loans advanced by the Seller shall be evidenced by, and payable in accordance with the terms and provisions of, a promissory note (a "Subordinated Intercompany Revolving Loan Note") payable to the Seller in the form of Exhibit A attached hereto.

            (e) Unless and until the Purchase Termination Date has occurred, if, after giving effect to all allocations of cash and Seller Loans provided for in
Section 2.02(c), the Purchase Price payable by the Purchaser to the Seller on any Business Day is not paid in full as a result of the limitation on the amount of the Subordinated Intercompany Revolving Loan Note, then the Seller shall be deemed to have contributed to the Purchaser's capital Receivables having a Purchase Price equal to the otherwise unpaid portion of the total Purchase Price owed to the Seller on such day.

            SECTION 2.03. Payments and Computations, Etc. All amounts to be paid by the Seller to the Purchaser hereunder shall be paid in accordance with the terms hereof no later than 1:00 P.M. (New York time) on the day when due in Dollars in immediately available funds to the "Master Collection Account" (as defined in the Indenture). All amounts to be paid by the

Purchaser to the Seller hereunder shall be paid in accordance with the terms hereof no later than 5:00 P.M. (New York time) to such account as may be specified therefor by the Seller from time to time by notice to the Purchaser. Payments received by the Purchaser or the Seller after such times shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. The Seller shall, to the extent permitted by law, pay to the Purchaser, on demand, interest on all amounts not paid when due hereunder (whether owing by the Seller individually or as Master Servicer) at 2% per annum above the per annum rate designated by PNC Bank, National Association as its "prime rate" for commercial borrowers (such rate not necessarily being the lowest rate offered by such bank) as in effect on the date such payment was due; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

            SECTION 2.04. Transfer of Records to the Purchaser. (a) In connection with the Purchases of Receivables hereunder, the Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser all of the Seller's right and title to and interest in the Records relating to all Receivables included in the Transferred Assets, without the need for any further documentation in connection with any Purchase. In connection with such transfer, the Seller hereby represents and warrants that the Seller and/or Wentworth either itself owns, or has taken such action as may be necessary (including, without limitation, obtaining any necessary consents from licensors or other Persons) to provide the Purchaser and its assigns, including the Issuer, the Trustee, the "Master Servicers", the "Back-up Servicer" and any "Successor Servicer" (each as defined in the Indenture) with such licenses, sublicenses and/or assignments of contracts as the Issuer, the Master Servicers, the Trustee or any Successor Servicer shall from time to time require for its use of all services and computer hardware or software that relate to the servicing of the Receivables or the other Purchased Assets. The Seller hereby grants the Purchaser, the Issuer, Master Servicers, the Back-up Servicer, the Trustee and each Successor Servicer an irrevocable license (with respect to the services, and computer hardware and software that it owns) or sublicense (with respect to all other such services, hardware and software) to use such services, hardware or software in connection with the servicing, collection and monitoring of the Receivables (subject to reasonable confidentiality restrictions and restrictions limiting such use to the collection, servicing and monitoring of the Receivables, which restrictions have already been established with respect to the Back-up Servicer and, with respect to any other Person other than the Back-up Servicer, shall be determined at such time as such Person is charged with the servicing of the Receivables). As of the Closing Date, all such computer software and hardware is currently owned by Seller and/or Wentworth and is licensed to the Back-up Servicer irrevocably until the termination of the Back-up Servicing Agreement. From and after the Closing Date, the Seller or Wentworth, as applicable, shall deliver to the Purchaser a copy of each consent (or evidence that such consent is not required) from all necessary parties with respect to any such services, hardware or software prior to the date the Seller or Wentworth enters into any license to use such service or software to service, monitor and collect any

Receivables. The license granted hereby shall be irrevocable, and shall terminate on the Business Day following the Collection Date.

            (b) The Seller shall take such action requested by the Purchaser (or its assignees) or any Master Servicer (including any successor Master Servicer appointed in accordance with the Indenture), from time to time hereafter, that may be reasonably necessary or appropriate to ensure that the Purchaser (and its assignees, including, without limitation, the Issuer, the Trustee, the Collateral Trustee and the Noteholders) has an enforceable ownership or security interest, as applicable, in the Records relating to the Receivables purchased from the Seller hereunder.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

            SECTION 3.01. Conditions Precedent to Agreement. This Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Operative Document (other than a condition precedent in any such other Operative Document relating to the effectiveness of this Agreement) shall have been fulfilled, and (ii) the Purchaser shall have received each of the following, on or before the Closing Date, each (unless otherwise indicated) dated as of the Closing Date or such other recent date acceptable to the Purchaser and each in form and substance satisfactory to the Purchaser:

            1. Resolutions. A copy of the resolutions of the Board of Directors of the general partner of the Seller, certified by its Secretary or Assistant Secretary, approving for and on behalf of the Seller this Agreement and the other Operative Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby and addressing such other matters as may be reasonably required by the Purchaser;

            2. Good Standing Certificates of the Seller; Certificates as to Foreign Qualification of the Seller. Good standing or qualification certificates for the Seller issued by the Secretaries of State of Delaware and Pennsylvania and of any other state in which the Seller transacts business and is required to be in good standing;

            3. Incumbency Certificate. A certificate of the Secretary or Assistant Secretary of the general partner of the Seller certifying the names and true signatures of the officers authorized on the general partner's behalf to sign this Purchase Agreement for and on behalf of the Seller and the other Operative Documents to be delivered by the Seller hereunder (on which certificate the Purchaser, the Trustee, the Agent and the Master Servicers may conclusively rely until such time as the Purchaser shall receive from the Seller (with a copy to the Trustee, each Master Servicer and the Agent), a revised certificate meeting the requirements of this subsection (3);

            4. Other Operative Documents. Original copies, executed by each of the parties thereto in such reasonable number as shall be specified by the Purchaser, of each of the other Operative Documents to be executed and delivered in connection herewith;

            5. Opinions of Counsel. The following opinions of counsel, each in form and substance satisfactory to the Purchaser as to (i) general corporate and UCC matters, (ii) true sale and non-consolidation, (iii) federal and Delaware income tax matters, (iv) assignability and priority of the Receivables, (v) federal securities law issues, and (vi) enforceability of Powers of Attorney; and

            6. Other Documents. Such other documents as are set forth on the List of Closing Documents attached hereto as Exhibit C.

            SECTION 3.02. Conditions Precedent to Ongoing Purchases. The obligation of the Purchaser on any Purchase Date to accept and pay the Purchase Price for the transfers of Receivables under this Agreement is subject to the conditions precedent that the representations and warranties contained in
Article IV are true and correct in all material respects as of such Business Day. The Seller, by accepting the Purchase Price paid for each Purchase of Receivables and Related Assets hereunder (including by way of increase in the principal balance of the Subordinated Intercompany Revolving Loan Note or the equity interest of the Seller in the Purchaser), shall be deemed to have certified, with respect to the Receivables and the Related Assets paid for on such day, that its representations and warranties contained in Article IV are true and correct on and as of such day, with the same effect as though made on and as of such day.

            SECTION 3.03. Effect of Payment of Purchase Price and/or Contribution. Upon the payment of the Purchase Price for any Purchase, (whether in cash or by an increase in the Seller's Subordinated Intercompany Revolving Loan Note pursuant to Section 2.02(c)), or by the contribution of any Receivables and Related Assets by the Seller to the capital of the Purchaser pursuant to Section 2.02(a), title to the Receivables and the Related Assets included in such Purchase shall vest in the Purchaser. Upon the purchase and payment by the Purchaser of the Purchase Price for any Purchase, each of the conditions set forth in Section 3.02 shall be irrevocably deemed to have been satisfied.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants that as of the Closing Date and (except for representations and warranties which relate to a specific date only) and on each Purchase Date thereafter until the Purchase Termination Date:

            (a) Organization and Good Standing. The Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Settlement Purchase Agreements, and each of the other Operative Documents to which it is a party.

            (b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign limited partnership, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have, or could reasonably be expected to have a Material Adverse Effect.

            (c) Due Authorization; Conflicts. The execution, delivery and performance by the Seller of this Agreement, the Settlement Purchase Agreements and each of the other Operative Documents to which it is a party are within the Seller's powers, have been duly authorized by all necessary partnership action, and do not contravene (i) the Seller's Agreement of Limited Partnership, (ii) any law, rule, regulation, order, decree or contractual restriction binding on, or affecting, the Seller and the violation of which would have, or could reasonably be expected to have, a Material Adverse Effect, or (iii) any agreement, contract, credit agreement, mortgage, or other instrument, document or agreement to which the Seller or any of its assets are subject or may be effected and the violation of which would have, or could reasonably be expected to have, a Material Adverse Effect.

            (d) Consents. No authorization or approval or other action by, and no notice to or registration of or filing with, any Governmental Authority or other regulatory body is required to be made by the Seller for the due execution, delivery and performance by the Seller, or to insure the legality, validity, binding effect or enforceability of, this Agreement, the Settlement Purchase Agreements or any of the other Operative Documents to which it is a party, except for the filing of UCC financing statements against the Seller in respect of the transactions contemplated herein, all of which that need to be filed to perfect the interest of the Purchaser in the Purchased Assets (as comprised as of the date of the making or remaking of this representation and warranty) have been so made.

            (e) Enforceability. This Agreement, the Settlement Purchase Agreements or any of the other Operative Documents to which it is a party is and will be the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (f) Proceedings. There are no judgments or other judicial or administrative orders outstanding against the Seller nor is there any pending or, to the best of the Seller's knowledge, threatened action or proceeding affecting the Seller before any court, governmental agency or arbitrator, which would have, or could reasonably be expected to have, a Material Adverse Effect.

            (g) Compliance with Laws, Etc. The Seller is not in violation of any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to it or any of its properties or any indenture, lease, loan or other agreement to which it is a party or by which it or its assets may be bound or affected, the violation of which, in any of the foregoing cases, would have, or could reasonably be expected to have, a Material Adverse Effect.

            (h) Locations. The principal place of business and chief executive office of the Seller are located at the address of the Seller set forth on the signature page hereof, and the offices where the Seller keeps all of its records relating to the Receivables are located at the addresses set forth on Schedule I hereto, or, in each case, at such other locations notified to the Purchaser, the Issuer, the Trustee and each Master Servicer, and the Agent, in jurisdictions with respect to which all applicable actions required by Section 5.02(f) hereof have been taken and completed.

            (i) Lock-Box Banks. The names and addresses of all the "Lock-Box Banks" (as defined in the Credit Agreement), and the account numbers of all "Lock-Box Accounts" (as defined in the Credit Agreement) and related lock-boxes maintained at such Lock-Box Banks, are in each case specified in Schedule III hereto or have been notified to the Purchaser, the Trustee and the Collateral Trustee and with respect to which all action required to be taken pursuant to
Section 5.02(h) has been taken. The Lock-Box Banks are the only institutions holding any Lock-Box Accounts or lock-boxes for the receipt of Scheduled Payments in respect of the Receivables. All annuity providers have been directed to make payments on the Annuity Contracts relating to the Receivables to a Lock-Box Account (or a related lock-box) covered by a "Lock-Box Notice" (as defined in the Indenture), and such instructions are in full force and effect.

            (j) Financial Statements. The annual audited financial statements of the Seller for the fiscal year ended December 31, 1996, and the unaudited quarterly financial statements of the Seller for the fiscal quarter ended June 30, 1997, copies of which have been provided to the Purchaser, the Trustee and the Agent, present fairly the financial condition of the Seller as of such date.

            (k) Accuracy of Information. Each certificate, information, exhibit, financial statement, document, book, record, report or disclosure furnished by the Seller to the Purchaser, the Trustee, any Master Servicer or the Agent is accurate in all material respects and contains no untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

            (l) Investment Company Act Matters. The Seller is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.


            (m) Title to Property. The Seller, with respect to any Receivables immediately prior to the Purchase thereof by the Purchaser hereunder, had good, indefeasible, and merchantable title to and ownership of such Receivables, free and clear of all Liens.

            (n) Tradenames. The Seller has no tradenames, fictitious names, assumed names or "doing business as" names and since its incorporation, the Seller (i) has not been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure or (ii) had any other name.

            (o) Solvency. After giving effect to each Purchase of Transferred Assets hereunder, the Seller is and will be solvent and able to pay its debts as they come due, and has and will have adequate capital.

            (p) Valid Transfer. This Agreement constitutes a valid sale, transfer and assignment in the case of Purchased Assets, or, in the case of Contributed Assets, a valid transfer and assignment, to the Purchaser of all right, title and interest of the Seller in and to the Receivables now or hereafter Purchased hereunder and in and to all other Transferred Assets and the proceeds thereof free and clear of any Lien, other than any Permitted Lien or, if a court of competent jurisdiction were to hold that any Purchase of Receivables hereunder does not constitute a valid sale or absolute transfer of the affected Receivables and the Related Assets as set forth herein but instead constitutes a loan in the amount of the Purchase Price of such Receivables, constitutes a valid grant to the Purchaser of a "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Receivables and other Purchased Assets or Contributed Assets created hereunder), which is and shall be a first priority perfected security interest to secure such loan in the amount of the Purchase Price, free and clear of any Lien (other than any Permitted Lien) in all right, title and interest of the Seller in and to the Receivables now or hereafter Purchased by the Purchaser pursuant hereto and in and to all other Transferred Assets and the proceeds thereof which will be enforceable by the Purchaser (and its assignees or pledgees) upon such creation of such security interest.

            (q) Originator Receivables. The Purchaser has given reasonably equivalent value to the Seller (which may include additional indebtedness of the Purchaser under the Subordinated Intercompany Revolving Loan Note) in consideration for the Purchase by the Purchaser from the Seller of the Receivables and Related Property pursuant hereto, and no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Purchaser.

            SECTION 4.02. Representations and Warranties of the Seller Relating to the Receivables. The Seller hereby represents and warrants to the Purchaser, with respect to each Receivable Purchased by the Purchaser pursuant hereto, that:


            (a) From and after the Closing Date, the "Credit Policy Manual" (as defined in the Indenture) shall provide that, upon the receipt of payment of less than the full amount of any Scheduled Payments in respect of any Receivable in respect of which there is a concurrent obligation of the Seller to remit a Split Payment to the Claimant thereon, such Scheduled Payment shall be remitted to the Seller and the applicable Claimant pro rata based on the relative percentages of the full amount of such Scheduled Payment which each would be entitled to receive (had the full payment been received) in accordance with the terms of the applicable Settlement Purchase Agreement.

            The representations and warranties made pursuant to this Section
4.02 on the date of any Purchase of Receivables by the Purchaser shall survive such Purchase.

            SECTION 4.03. Representations and Warranties of the Purchaser. The Purchaser represents and warrants that as of the Closing Date and (except for representations and warranties which relate to a specific date only) as of each Purchase Date:

            (a) Corporate Existence and Power. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Purchaser is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

            (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the other Operative Documents to which it is a party (i) are within the Purchaser's limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) require no action by or in respect of, or filing with, any Governmental Authority or official thereof, or
(iv) do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Purchaser's organizational documents or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Purchaser the contravention of which, in any of the foregoing cases would have, or could reasonably be expected to have, a material adverse effect on the Purchaser's ability to perform hereunder or on the enforceability hereof.

            (c) Binding Effect. Each of this Agreement and the Subordinated Intercompany Revolving Loan Notes constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditor generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                                    ARTICLE V

                         GENERAL COVENANTS OF THE SELLER

            SECTION 5.01. Affirmative Covenants of the Seller. At all times from the date hereof to the Collection Date, Seller will, unless the Purchaser shall otherwise consent in writing:

            (a) Compliance with Law. The Seller will comply in all material respects with all Requirements of Law applicable to the Transferred Assets.

            (b) Preservation of Existence. The Seller will preserve and maintain its existence, rights, franchises and privileges as a limited partnership (or other legal entity, provided the Seller shall have complied with the requirements of Section 5.02(f)) in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign business entity in each jurisdiction where the failure to maintain such qualification would have, or could reasonably be expected to have, a Material Adverse Effect.

            (c) Inspection of Books and Records. The Purchaser, the Agent, their respective assigns (or designated representative thereof) and independent accountants appointed by, or other agents of, any of the foregoing, shall have the right, upon reasonable prior written notice to the Seller, to visit the Seller, to discuss the affairs, finances and accounts of the Seller with, and to be advised as to the same by, its officers, and to examine the books of account and records of the Seller, and to make or be provided with copies and extracts therefrom, all at such reasonable times and intervals (but not more than once in any six month period) and to such reasonable extent during regular business hours as the Purchaser, the Agent, their respective assigns (or designated representative thereof) or such accountants or agents appointed by any of the foregoing, as applicable, may desire.

            (d) Keeping of Records and Books of Account. (i) The Seller itself or through its agents will keep proper books of record and account, which shall be maintained or caused to be maintained by the Seller and shall be separate and apart from those of any Affiliate of the Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with generally accepted accounting principles consistently applied, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each existing Receivable).

            (e) Location of Records. The Seller will keep its principal place of business and chief executive office at the address of the Seller referred to in
Section 4.01(h) and shall keep the other offices where it keeps the books, records and documents regarding the Transferred Assets at the addresses of the Seller referred to on Schedule I, or in either case, upon 30 days' prior written notice to the Purchaser, or its assigns, including the Issuer, the Trustee and each Master Servicer and the Agent, at any other location within the United States with respect to which all applicable action required by Section 5.02(f) hereof shall have been taken and completed.

            (f) Settlement Purchase Agreement. The Seller will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under each Settlement Purchase Agreement, maintain each Settlement Purchase Agreement in full force and effect, enforce each Settlement Purchase Agreement in accordance with its respective terms, and, at the request of the Purchaser or its assigns, including the Issuer, the Trustee, any applicable Master Servicer and the Agent, make to the Claimant such reasonable demands and requests for information and reports or for action as, the Trustee, or any applicable Master Servicer and the Agent, may request to the extent that the Seller is entitled to do the same thereunder; it being agreed however that with respect to the obligations of the Seller to remit Split Payments to the Claimant pursuant to the Settlement Purchase Agreements relating to the Purchased Assets, such obligation shall hereafter be performed by the Master Servicer and/or the Collateral Trustee, in each case, under and pursuant to the Credit Agreements and/or the Indenture, as applicable.

            (g) Payment of Taxes, Etc. The Seller will pay promptly when due all material taxes, assessments and governmental charges or levies imposed upon it in respect of the Transferred Assets, or in respect of its income or profits therefrom, and any and all material claims of any kind (including, without limitation, claims for labor, materials and supplies) in respect of the Purchased Assets, except where such tax, assessment, charge or levy is being contested in good faith and by proper proceedings and adequate reserve have been set up and are being maintained in respect thereof on the Seller's books and records.

            (h) Collections. In the event that the Seller or any other Affiliate receives any Collections, the Seller agrees to hold, or cause such Affiliate to hold, all such Collections in trust and to deposit such Collections to a Lock-Box Account or the Master Collection Account, in each case, as soon as practicable, but in no event later than two Business Days after its receipt thereof.

            (i) Fidelity Insurance. The Seller shall maintain, at its own expense, a fidelity insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Seller in any capacity with regard to the Receivables in handling documents and papers related thereto. Any such fidelity insurance shall protect and insure the Seller against losses, including forgery, theft, embezzlement, and fraud, and shall be maintained in an amount of at least $10,000,000 or such lower amount as the Purchaser or any of its assigns may in their commercially reasonable credit judgment designate to the Seller from time to time. No provision of this Section 5.01(i) requiring such fidelity insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement or any of the other Operative Documents. The Seller shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity policy coverage and, by the terms of such fidelity policy, the coverage afforded thereunder extends to the Seller. Upon the request of the Purchaser or any of its assigns, the Seller shall cause to be delivered to the Purchaser or such assigns, as applicable, a certification evidencing coverage under such fidelity policy. Any such insurance policy shall contain a provision or endorsement providing that such policy may not be canceled or modified in a materially adverse manner without ten (10) days' prior written notice to the Purchaser and such assigns.

            (j) Protection of Right, Title and Interest to Purchaser and Assignees.

            (i) The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the Purchaser's and its assignees' right, title and interest in and to the Transferred Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect fully the right, title and interest of the Purchaser and its assignees in and to all such Transferred Assets. The Seller shall cooperate fully with the Master Servicers, Agent, the Issuer and Trustee and take such actions as any such Person shall reasonably request, in order to carry out the objectives of this Agreement and the other Operative Documents.

            (ii) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with the terms of this Agreement seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC as in effect in the jurisdiction the law of which governs the perfection of the interest in the Purchased Assets created hereunder, the Seller shall give the Purchaser, the Issuer, the Agent and the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's and its assignees' interest in the Transferred Assets and the proceeds thereof.

            (iii) Notwithstanding anything contained herein to the contrary, the Seller shall not be required to file assignments in favor of the Purchaser or the Trustee, respectively, with respect to the UCC financing statements filed by the Seller against each of the Claimants in connection with the respective Settlement Purchase Agreements, but the Seller hereby covenants to file continuation statements thereof as and when necessary to maintain the effectiveness of such statements; it being understood and agreed that the Seller shall not have any duty to monitor the continued effectiveness of the financing statements originally filed against such Claimants (other than with respect to the lapse thereof due to time).

            (k) Corporate Separateness. The Seller shall at all times deal with the Purchaser in a manner consistent with Section 5.2(e) of the Credit Agreement and shall at all times deal with the Issuer in a manner consistent with Section 2.06(m) of the Indenture.

            (l) Accounting For Purchases and Contributions. The Seller shall treat all Purchases hereunder by the Purchaser, and contributions hereunder to the Purchaser, as sales and/or absolute transfers thereof for all tax, accounting and other purposes.

            (m) Sales Under Issuer Purchase Agreement. In connection with any sales by the Purchaser of Transferred Assets under the Issuer Purchase Agreement, the Purchaser may request written confirmation from the Seller as to whether the representations and warranties set forth in the Issuer Purchase Agreement (including any representation or warranty set forth in the Designated Supplement relating to such Receivable which is incorporated into the Issuer Purchase Agreement by reference), shall be true and correct in all material respects. The Seller shall advise the Purchaser in writing with respect to such representations and warranties and, except to the extent that the Seller has advised the Purchaser that any such representations and warranties are not correct, such representations and warranties shall be deemed incorporated herein by this reference hereto.

            SECTION 5.02. Negative Covenants of the Seller. From the date hereof until the Collection Date, without the written consent of the Purchaser:

            (a) No Liens. The Seller will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on, any Transferred Asset, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Purchaser in and to the Transferred Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

            (b) Extension or Amendment of Receivables; Repurchase Obligations. The Seller will not extend, amend or otherwise modify (or consent to any such extension, amendment or modification of) the terms of any Receivable or rescind or cancel, or permit the rescission or cancellation of, any Receivable, except as ordered by a court of competent jurisdiction or other Governmental Authority.

            To the extent that any representation or warranty of the Seller with respect to any Receivable constituting a Transferred Asset under Section 4.02 or set forth in any certificates delivered by or on behalf of the Seller or its general partner in connection with any Purchase or in connection with any opinions of counsel delivered on any Purchase Date was incorrect when made or remade or deemed made or remade (it being agreed that the incorrectness of any such representation or warranty, and the substitution or repurchase obligation of the Seller pursuant to this clause (b) resulting therefrom, shall in each case, be determined without giving effect to any limitation on the "knowledge," "best of knowledge" or other similar limitation on the knowledge of the Seller contained in any such representation or warranty), the Seller shall, within five Business Days after learning thereof, either (X) convey to the Purchaser in exchange for the affected Receivable, one or more additional Receivables to be described on a Seller Transfer Report delivered to the Purchaser and having a Discounted Receivables Balance (as calculated without giving effect to any past due Scheduled Payments thereon which are outstanding on such date) approximately equal to, but not less than, the Discounted Receivables Balance of the Receivable being so replaced (as calculated by treating any past-due Scheduled Payments then due as if such Scheduled Payments were due on the date of such calculation) or (Y) in the event the Seller lacks sufficient Receivables to substitute or replace the affected Receivables, repurchase in cash delivered to the Purchaser as aforesaid, in an amount equal to the Discounted Receivables Balance (as calculated by treating any past-due Scheduled Payments then due as if such Scheduled Payments were due on the date of such calculation) of such affected Receivable at such time, whereupon the Receivable being replaced or repurchased shall cease to be a "Receivable" hereunder.

            (c) Change in Credit Policy Manual. The Seller will not make, or consent or fail to object to, any change in the "Credit Policy Manual" (as defined in the Indenture) which change could be reasonably likely to materially impair or delay the collectibility of any Receivable or result in a deterioration in the creditworthiness of the Obligors generally.

            (d) Deposits to Lock-Box Accounts or the Master Collection Account. The Seller will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to any Lock-Box Account or the Master Collection Account of cash proceeds other than Collections of Receivables and other Transferred Assets; provided that to the extent any such other amounts are so deposited on any date, it shall not constitute a breach hereunder if such other funds are identified and are removed from such account within two Business Days after such amounts were so deposited in such account.

            (e) Receivables Not To Be Evidenced by Promissory Notes. The Seller will take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event the Seller shall deliver such instrument to the Collateral Trustee, for the benefit of the Person entitled thereto or secured thereby in accordance with the Intercreditor Agreement.

            (f) Change in Name. The Seller will not (i) make any change to its name, principal place of business, partnership structure or location of books and records or use any tradenames, fictitious names, assumed names or "doing business as" names unless, at least 30 days prior to the effective date of any such name change, change in principal place of business, change in partnership structure, change in location of its books and records, or change in trade or fictitious names, the Seller notifies the Purchaser, the Issuer, the Agent, the Trustee and each Master Servicer thereof and delivers to the Purchaser or its designees such financing statements (Forms UCC-1 and UCC-3) executed by the Seller which the Purchaser may reasonably request to reflect such name change, location change, change in partnership structure or fictitious name change or use, together with such other documents and instruments that the Purchaser or may reasonably request in connection therewith and has taken all other steps to ensure that the Purchaser and its assigns continue to have a first priority, perfected ownership or security interest in the Transferred Assets, or (ii) change its jurisdiction of organization unless the Purchaser, the Issuer, the Agent and the Trustee shall have received from the Seller (A) written notice of such change at least 10 days prior to the effective date thereof, and (B) prior to the effective date thereof if the Purchaser shall so request, an Opinion of Counsel, in form and substance reasonably satisfactory to the Purchaser, the Issuer, the Agent and the Trustee, as to such organization and the Seller's valid existence and good standing and as to the matters referred to in the first sentence of Section 4.01(a).

            (g) Merger. The Seller shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                  (i) (X) the Person formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be, if the Seller is not the surviving entity, a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and such entity shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Purchaser and the Trustee the performance of every covenant and obligation of the Seller hereunder and (Y) the Seller shall have delivered to the Purchaser, the Issuer, the Agent and the Trustee an Officer's Certificate and an Opinion of Counsel each in form reasonably satisfactory to the Purchaser and stating that such consolidation, merger, conveyance or transfer complies with this
      Section 5.02(g) and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (ii) each "Rating Agency" (as defined in the Indenture) rating any Series of Notes issued thereunder shall have notified the Purchaser, the Agent, the Issuer and the Trustee, in writing, that such merger or consolidation or conveyance or transfer, as the case may be, will not result in a reduction or withdrawal of the rating of any such outstanding Series or "Class" (as defined in the Indenture) of such Series; and

                  (iii) the corporation, limited partnership or limited liability company formed by such consolidation or into which the Seller is merged or which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall have all licenses and approvals to perform its obligations hereunder and under the other

      Operative Documents to which the Seller is a party, except to the extent the failure to have any such license would not have, and could not reasonably be expected to have, a material adverse effect on its ability to perform the obligations of the Seller hereunder and/or any such other Operative Document.

            (h) Change in Lock-Box Accounts and Instructions to Obligors. The Seller will not add or terminate any institution as a Lock-Box Bank or terminate or substitute any Lock-Box Account or any related lock-box from those listed in
Schedule III hereto, except as otherwise permitted hereunder or unless the Purchaser, the Agent, the Issuer, the Trustee and the Collateral Trustee shall have received notice of such addition, termination or change and executed copies of Lock-Box Notices covering any such new Lock-Box Bank, Lock-Box Account or any new lock-box relating thereto. The Seller will not instruct any Obligor to remit Collections to any Person, address or account other than a Lock-Box Account or the related lock-box to which the underlying Receivables or Transferred Assets relates.

            (i) Ownership of Seller. Unless and until the Seller elects to be treated as a corporation for federal income tax purposes, the number of individuals and entities (other than Flow-Through Entities (as such term is defined below)) that are beneficial owners of a direct interest in the Seller, plus the number of individuals and entities (other than Flow-Through Entities) that are beneficial owners of an indirect ownership in the Seller through one or more Flow Through Entities will never exceed seventy-five. As used herein, "Flow-Through Entity" shall mean an entity that, for federal income tax purposes, is a partnership, a grantor trust, an S corporation, or other entity which is not treated for such purposes as a separate entity.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

            SECTION 6.01. Collection of Receivables. (a) The Seller and the Purchaser each hereby acknowledges and agrees that (i) the Collateral Trustee has the exclusive ownership, dominion and control of any and all Lock-Boxes and Lock-Box Accounts, other than any Series Specific Lock-Box and/or Series Specific Lock-Box Account described under the Issuer Purchase Agreement and (ii) the Trustee has the exclusive ownership and control of each Series Specific Lock-Box and Series Specific Lock-Box Account and in either case, the Seller hereby agrees to take any further action necessary or that the Trustee, the Collateral Trustee, the Agent or the Purchaser may reasonably request to evidence and/or effect such ownership and control. Unless instructed otherwise by the Collateral Trustee or the Trustee, as applicable, pursuant to either such Person's authority under the Intercreditor Agreement and the Indenture, each Lock-Box Bank shall be instructed to remit, on a daily basis, via overnight or same day transfer, all amounts deposited in its Lock-Box Accounts to the Master Collection Account in accordance with the terms of a Lock-Box Notice substantially in the form of Exhibit B to the Indenture. The Master Servicer (or any successor Master Servicer (including the Back-Up Servicer) appointed for any such Master Servicer) and the Seller, pursuant to each Daily Report shall advise the Purchaser daily of the amount of Collections received into the Master Collection Account on such day with respect to the Receivables and the allocations thereof as among the Series, the Split Payments, and the Revolving Credit Facility. If the Seller or its agents or representatives shall at any time receive any cash, checks or other instruments constituting Collections, such recipient shall segregate such payment and hold such payment in trust for and in a manner acceptable to the Purchaser and shall, promptly upon receipt (and in any event within one Business Day following receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Lock-Box Account or Series Specific Lock-Box Account, as the case may be, or the Master Collection Account. The Seller hereby authorizes the Purchaser (and its designees and assigns), and gives each of the Purchaser, such designees and/or such assigns its irrevocable power of attorney, with full power of substitution, which authorization shall be coupled with an interest, to take any and all steps in the Seller's name and on behalf of the Seller, which steps are necessary or desirable, in the reasonable determination of the Purchaser, such designees and/or such assigns, to collect all amounts due under the Transferred Assets, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Settlement Purchase Agreements.

            (b) The Purchaser shall, following notification that collections of any receivable or other intangible owed to the Seller, which is not a Transferred Asset, have been deposited into the Lock-Box Accounts or Series Specific Lock-Box Accounts, as the case may be, segregate all such collections and, after such misapplied collections have been reasonably identified to the Purchaser, the Purchaser shall turn over to the Seller, as applicable, all such collections less all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by the Purchaser in collecting such receivables.

            SECTION 6.02. Servicing of Receivables. (a) From and after the Purchase of any Receivable by the Purchaser from the Seller, the Purchaser (or its designees or assignees) shall have the sole right to service, administer and monitor the Receivables and the Seller shall cease to have any rights whatsoever in connection with such Receivables constituting Transferred Assets. In connection therewith, the Seller shall deliver all books and records relating to the Receivables to the Purchaser (or its agent or assign as so designated by the Purchaser) promptly after the Purchase thereof by the Purchaser, and shall take such other action as shall be reasonably requested by the Purchaser (or its agents or assigns) to further evidence such assignment or to assist in the servicing, monitoring, collecting and administering the Receivables sold hereunder.

            (b) Grant of Power of Attorney. The Seller hereby authorizes the Purchaser (and its designees and assigns), and gives each of the Purchaser and such designees and/or assigns its irrevocable power of attorney, with full power of substitution, which authorization shall be coupled with an interest, to take any and all steps in the Seller's name and on behalf of the Seller, which steps are necessary or desirable in the reasonable determination of the Purchaser, such designees and/or assigns to endorse, negotiate, deposit or otherwise realize on any Receivable or any writing of any kind in connection with any Receivable or Transferred Asset.

            SECTION 6.03. Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

            (a) Subject to the allocation of the obligations in respect of Split Payments pursuant to Section 5.01(f), the Seller shall perform all of its obligations under the Settlement Purchase Agreements related to the Receivables sold or contributed by it hereunder with the same standard of care as it would exercise for assets maintained for its own account, and the exercise by the Purchaser (or any of its assignees) of its respective rights hereunder shall not relieve the Seller from such obligations.

            (b) The Purchaser and its assignees shall have no obligation or liability with respect to any Receivable or related Settlement Purchase Agreement, nor shall the Purchaser or any such assignee be obligated to perform any of the obligations of the Seller thereunder.

            (c) The Seller shall, upon the request of the Purchaser (or its agents or assigns) deliver to the Purchaser, such agents and/or assigns, as directed, all Records that evidence or relate to the Receivables and other Purchased Assets or Contributed Assets conveyed to the Purchaser under this Agreement.

            SECTION 6.04. Further Action Evidencing Purchases. (a) The Seller agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary to perfect, protect or more fully evidence the Purchaser's and its assignees' respective interests in the Transferred Assets, or to enable the Purchaser and/or such assignees (or any agent or designee of any of the foregoing) to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Seller will (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments and notices, as may be necessary or appropriate or as the Purchaser or its assignees may reasonably request, and (ii) mark its master data processing records evidencing such Receivables and related Settlement Purchase Agreements with a legend indicating that such assets have been sold or transferred to the Purchaser, and (iii) indicate on its financial statements that its Receivables have been sold or transferred to the Purchaser pursuant to this Agreement.

            (b) If the Seller fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable cure period, the Purchaser (or any assignee thereof) may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Purchaser (or any such assignee) incurred in connection therewith shall be payable by the Seller upon the Purchaser's (or any such assignee's) written demand therefor (which demand shall itemize such expenses in reasonable detail).

                                   ARTICLE VII

                                 INDEMNIFICATION

            SECTION 7.01. Indemnities by the Seller. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, but without duplication, the Seller hereby agrees to indemnify the Purchaser and its permitted successors and assigns and all officers, directors, agents and employees of the foregoing (each of the foregoing Persons being individually referred to herein as an "Indemnified Party") from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements, awarded against or incurred by any Indemnified Party relating to or resulting from or in connection with any of the following (collectively, the "Indemnified Losses", and each an "Indemnified Loss"), other than any such Indemnified Loss (x) constituting recourse for Receivables which are uncollectible for credit reasons or (y) which arise solely from the gross negligence or willful misconduct of the affected Indemnified Party:

            (i) the sale or transfer of any Noncomplying Receivable to the Purchaser pursuant hereto;

            (ii) reliance on any representation or warranty made in writing by the Seller (or any of its officers) under or in connection with this Agreement, any Seller Transfer Report or any "Monthly Report" (as defined in the Credit Agreement and/or the Indenture, as applicable), or reliance on any other information or report delivered by the Seller or by the Master Servicer with respect to the Seller (to the extent based on information provided by the Seller) pursuant hereto, which shall have been false, incorrect or materially misleading in any respect when made (it being agreed that the incorrectness of any such representation or warranty or the determination that any such representation or warranty was materially misleading, and the obligations of the Seller pursuant to this clause (ii) resulting therefrom, shall in each case, be determined without giving effect to any limitation on the "knowledge," "best of knowledge" or other similar limitation on the knowledge of the Seller contained in any such representation or warranty);

            (iii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, or any agreement executed in connection with this Agreement or with any applicable law, rule or regulation with respect to any Receivable, the related Settlement Purchase Agreement or the "Related Security" (as defined in the Credit Agreement), or the nonconformity of any Receivable, the related Settlement Purchase Agreement or the Related Security with any such applicable law, rule or regulation;

            (iv) the failure to vest and maintain vested in the Purchaser or to transfer to the Purchaser, legal and equitable title to, and first priority perfected ownership of, the Receivables and other Transferred Assets which are, or are purported to be, sold or otherwise transferred by the Seller hereunder, free and clear of any Lien (other than Liens created in favor of the Purchaser hereunder and Liens created under the other Operative Documents);

            (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Transferred Assets which are, or are purported to be, sold or otherwise transferred by the Seller hereunder, whether at the time of any Purchase or at any subsequent time;

            (vi) the failure by the Seller to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction;

            (vii) the failure of the Seller to pay when due any sales taxes or other governmental fees or charges imposed in connection with the transfer of the Purchased Assets hereunder;

            (viii) the failure of the Seller or any of its agents, employees or representatives to remit to the Purchaser, Collections of Transferred Assets remitted to the Seller or any such agent, employees or representatives in accordance with the terms hereof;

            (ix) the assignment by a Claimant or the Seller under a Settlement Agreement of the rights to Scheduled Payments (or any portion thereof) under a Settlement Purchase Agreement in contravention of an anti-assignment provision in such Settlement Agreement that prohibits the transfer of the rights to such Scheduled Payments (or any such thereof); and

            (x) any Indemnified Loss arising under a Receivable, the Settlement Agreement underlying which was not the subject of a Qualified Assignment, to the extent such Indemnified Loss would not have been incurred had such Settlement Agreement been the subject of a Qualified Assignment (without regard to whether there may have been a different Annuity Provider had there been a Qualified Assignment and disregarding any rights against any Person which would have been an Assignee had there been a Qualified Assignment).

Any Indemnified Amounts payable under this Section 7.01 shall, be paid by the Seller to the Purchaser within five (5) Business Days following the Purchaser's written demand therefor, setting forth in reasonable detail the basis for such demand. The agreements of the Seller contained in this Section 7.01 shall survive the Collection Date. In addition, in no event shall Indemnified Losses include any consequential, special or punitive damages. The provisions of this Section 7.01 shall survive the termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. Waivers; Amendments. No failure or delay on the part of the Purchaser or the Seller (or any assignee thereof) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, (a) such amendment is in writing and is consented to by the Seller, the Purchaser, the Agent, the Issuer and the Trustee and (b) the Trustee shall have received from each Rating Agency confirmation that such amendment will not result in the downgrading or withdrawal of the then current ratings of any Series.

            SECTION 8.02. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing and shall be given to the other party at its address set forth below its name on the signature pages hereto or at such other address as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by mail, three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (ii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iii) if given by any other means, when received at the address specified on the signature pages hereof.

            SECTION 8.03. Effectiveness; Binding Effect; Assignability. (a) This Agreement shall become effective on the Closing Date and shall, from and after such date, be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and permitted assigns. The Seller may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Purchaser, the Agent, the Issuer and the Trustee. No provision of this Agreement shall in any manner restrict the ability of the Purchaser (or any Person claiming by or though the Purchaser as an assignee of the Purchaser) to assign, participate, grant security interests in, or otherwise transfer any of their rights or remedies hereunder.

            (b) Without limiting the foregoing, the Seller hereby acknowledges that, contemporaneously herewith, (i) the Purchaser is granting, assigning, transferring and conveying to the Agent, for its benefit and for the benefit of the Lenders under the Credit Agreement, a security interest in all of the Purchaser's right and title to and interest in, among other things, the Transferred Assets and this Agreement; (ii) the Purchaser is and may hereafter be selling, assigning transferring and conveying to the Issuer, all of its right and title and interest in and under, among other things, certain of the Transferred Assets and this Agreement to the extent relating to any "Transferred Assets" as defined in the Issuer Purchase Agreement; and (iii) the Issuer is granting, assigning, transferring and conveying to the Trustee, for its benefit and for the benefit of the "Noteholders" (as defined in the Indenture), and the Trustee's assignees, under the Indenture, all of the Purchaser's right and title to and interest in and under, among other things, the Transferred Assets and this Agreement to the extent relating to any "Pledged Assets" (as defined in the Indenture), and that each such grant, assignment, transfer or conveyance includes all of the Purchaser's rights, remedies, powers and privileges, and all claims of the Purchaser against the Seller, under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including (x) the right of the Purchaser and the obligations of the Seller hereunder and (y) the right, at any time, to give or withhold consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement or the obligations in respect of the Seller hereunder to the same extent as the Purchaser may do, subject, however, in the case of clauses (ii) and (iii) above, to the extent relating to the "Transferred Assets" under the Issuer Purchase Agreement and/or the "Pledged Assets" under the Indenture. The Seller hereby consents to such grants, sales, transfers, assignments and conveyances described above and acknowledges and agrees that each of (i) the Agent, as the assignee of the Purchaser for the benefit of the Lenders, (ii) the Issuer, as assignee of the Purchaser under the Issuer Purchase Agreement and (iii) the Trustee, as the holder of a security interest for the benefit of the Noteholders and each of its assignees, shall be a third party beneficiary of the rights of the Purchaser arising hereunder.

            (c) The Seller hereby agrees to execute all agreements, instruments and documents, and to take all other action, that the Purchaser, the Agent or the Trustee reasonably determines is necessary or appropriate to evidence the assignments described in clause (b) immediately above. To the extent that the Purchaser has granted or grants powers of attorney to the Agent under the Credit Agreement or to the Issuer or its assigns under the Issuer Purchase Agreement, the Seller hereby grants a corresponding power of attorney on the same terms to the Purchaser. The Seller hereby acknowledges and agrees that the Purchaser, in all of its capacities, shall assign to the Agent for the benefit of the Lenders and to the Issuer, and that the Issuer shall in turn assign to the Trustee for the benefit of the Noteholders and each of its assignees, such powers of attorney and other rights and interests granted by the Seller to the Purchaser hereunder and agrees to cooperate fully with each of the Agent, the Issuer and the Trustee in the exercise of such rights.

            (d) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that (i) the indemnification and payment provisions of Article VII and Section 8.05 and
(ii) the provisions of Sections 8.08 and 8.10, shall, in each case, be continuing and shall survive any termination of this Agreement.

            SECTION 8.04. GOVERNING LAW; WAIVER OF JURY TRIAL.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

            (b) EACH OF THE SELLER AND THE PURCHASER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN EITHER OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS.

            SECTION 8.05. Costs and Expenses. In addition to the rights of indemnification under Article VII hereof, the Seller agrees to pay the Purchaser (and its agents' and assignees') within 30 days after demand all reasonable out-of-pocket costs and expenses (including without limitation, reasonable counsel fees and expenses) in connection with the enforcement of the covenants, agreements, liabilities and obligations of the Seller under this Agreement.

            SECTION 8.06. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 8.07. Purchase Termination. (a) The agreements of the Seller to sell Receivables hereunder may be terminated at any time by the Seller by giving written notice thereof to the Purchaser, the Agent, the Issuer and the Trustee of the Seller's election to terminate this Agreement, in which event the Purchase Termination Date shall thereafter occur on the date specified therefor by the Seller in such notice, but in any event not less than 60 days after the Trustee's receipt of such notice.

            (b) Notwithstanding any such termination described under paragraph
(a) above, all other provisions of this Agreement shall remain in full force and effect as provided in Section 8.03.

            SECTION 8.08. No Proceedings. The Seller hereby agrees that it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any proceeding of the type referred to in the definition of "Insolvency Event" in the Credit Agreement, so long as there shall not have elapsed one year plus one day since the last day on which any amounts owing under the Notes of the last outstanding Series shall have been indefeasibly paid in full in cash. The foregoing shall limit the rights of the Seller under any and all agreements it may have with the Purchaser but shall not limit the right of the Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against the Purchaser by any Person other than the Seller or any Affiliate thereof. The provisions of this Section 8.08 shall survive the termination of this Agreement.

            SECTION 8.09. Entire Agreement. This Agreement, together with the other Operative Documents, including the exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

            SECTION 8.10. Limitations on Liability. None of the members, managers, partners, officers, employees, agents, shareholders, directors or holders of limited liability company interests of or in (x) the Purchaser or the Seller or (y) the general or limited partners of the Seller, past, present or future, shall be under any liability to the Seller or the Purchaser, respectively, any of their successors or assigns, or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, with respect to the Seller, solely the limited partnership obligation of the Seller and with respect to the Purchaser, solely the limited liability company obligation of the Purchaser. The Seller, the Purchaser and any member, manager, partner, officer, employee, agent, shareholder, director or holder of a limited liability company interest of or in (x) the Seller or the Purchaser and
(y) any general or limited partner of the Seller, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Seller or any Affiliate thereof) respecting any matters arising hereunder.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  J. G. WENTWORTH S.S.C. LIMITED
                                  PARTNERSHIP

                                  By: J.G. Wentworth Structured Settlement
                                      Funding Corporation, its General Partner



                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:

                                  300 Delaware Avenue
                                  Suite 1704
                                  Wilmington, DE 19801
                                  Attention: Gary Veloric
                                  Telecopy No.: (215) 567-7525


                                  J. G. WENTWORTH RECEIVABLES II LLC

                                  By: J.G. Wentworth S.S.C. Limited Partnership,
                                      a member

                                  By: J.G. Wentworth Structured Settlement
                                      Funding Corporation, its General Partner


                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:

                                  300 Delaware Avenue
                                  Suite 1704
                                  Wilmington, DE 19801
                                  Attention:____________________
                                  Telecopy No.: (215) 567-7525